Exhibit 99.2

Unaudited Proforma Financial Statements

On March 6, 2018, Apotheca Biosciences, Inc. (the "Company") entered into an agreement to acquire Cannabis Leaf, Inc. ("CLI"), a publicly traded entity. The transaction was accounted for as a reverse merger whereby the Company is the accounting acquirer and CLI is the accounting acquire.

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the Merger. These unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company and CLI. These financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and CLI, has been prepared assuming the Merger closed on April 30, 2018, and includes preliminary adjustments to reflect the events that are directly attributable to the Merger and factually supportable. In addition, the unaudited pro forma condensed combined statement of operations combines the historical consolidated statements of operations of the Company and CLI and has also been adjusted to give effect to pro forma events that are directly attributable to the Merger, factually supportable and expected to have a continuing impact on the combined results. The unaudited pro forma combined statement of operations has been prepared assuming the Merger closed on February 26, 2018.

The Company has prepared the unaudited pro forma combined condensed financial statements based on available information using assumptions that it believes are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent the Company's actual financial position or results of operations had the Merger occurred on that date specified nor do they project the Company's results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the Merger may differ significantly from these unaudited pro forma combined condensed financial statements for a number of reasons. The pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the Merger or other costs relating to the integration of the two companies, or other historical acquisitions that were undertaken by the Company.

The unaudited pro forma combined condensed financial statements were prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board Accounting Standards Codification ("ASC") 805, Business Combinations, with the Company considered the acquiring company. Based on the acquisition method of accounting, the consideration transferred by the Company is based on number or equity interests (e.g., shares) the Company issued to give the shareholders of the CLI the same percentage of equity interest in the combined entity that resulted from the reverse merger. Consolidated statements immediately following the reverse merger are a continuation of the financial statements of the Company ("accounting acquirer") retroactively adjusted to reflect the CLI ("accounting acquire") legal capital.

The acquisition of a private operating company by a nonoperating public shell corporation typically results in the owners and management of the private company having actual or effective voting and operating control of the combined company. A public shell reverse acquisition is viewed as a capital transaction in substance, rather than a business combination. As a result, it should be accounted for as a reverse recapitalization equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation accompanied by a recapitalization. This accounting treatment is similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets should be recorded.

These unaudited pro forma combined condensed financial statements should be read in conjunction with the Company's historical consolidated financial statements and accompanying notes included in the Company's Financial Statements on Form 8-K from inception (February 26, 2018) through April 30, 2018.

APOTHECA BIOSCIENCES, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
April 30, 2018

	Historical Apotheca Biosciences, Inc.	Historical Cannabis Leaf Incorporated	Add: Pro Forma Adjustments		Pro Forma

LIABILITIES
Current liabilities:
Accounts payable	$295	$18,605	-		$18,900
Accrued expenses	30,000	1,045	-		31,045
Related party advances	1,947	18,600			20,547

Total current liabilities	32,242	38,250	-		70,492

STOCKHOLDERS' DEFICIT
Common stock: 200,000,000 authorized; $0.001 par value 111,314,000 outstanding	6,000	51,314	54,000	(a)	111,314
Additional paid-in capital	-		79,566	(a)	79,566
Accumulated deficit	(38,242)	(223,130)			(261,372)

Total stockholders' deficit	(32,242)	(171,816)	133,566		(70,492)

Total liabilities and stockholders' deficit	$-	$(133,566)	$133,566		$-

APOTHA BIOSCIENCES, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
From Inception (February 26, 2018) through April 30, 2018

	Historical Apotheca Biosciences, Inc.	Historical Cannabis Leaf Incorporated		Adjustments		Pro Forma

Revenue	$-	$		$		$

Operating expenses:
Personnel expense	30,000		-		-		30,000

General and administrative expenses	8,242		16,370		-		24,612

Total operating expenses	38,242		16,370		-		54,612

Operating loss	(38,242)		(16,370		-		(54,612)
Other income (expense):
Interest expense	-		(5,288)		-		(5,288)

Loss on settlement of debt	-		(201,472)		-		(201,472)

Total other income (expense)	-		(206,760)				(206,760)

Net income (loss)	$(38,242)		$(223,130)		$-		$(261,372)

Basic and diluted loss per share	$(0.01)		$(0.00)		$-		$(0.01)

Basis and diluted weighted average common shares outstanding	34,154,765		50,794,533		26,029,890		110,979,188

APOTHECA BIOSCIENCES, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Cash Flows
From Inception (February 26, 2018) through April 30, 2018

	Historical Apotheca Biosciences, Inc.	Historical Cannabis Leaf Incorporated	Add: Pro Forma Adjustments		Pro Forma

CASH FLOWS FROM OPERATING ACTIVITIES:	-	-		-	-

Net loss	$(38,242)	$(223,130)	$		$(261,372)

Adjustments to reconcile net loss to net cash used by operating activities:

Issuance of stock for services	6,000	10,070			16,070
Loss on settlement of debt	-	201,472			201,472
Interest expense on related party advances	-	5,288			5,288
Changes in operating expenses and liabilities:
Accounts payable	295	5,905			6,200

Accrued expenses	30,000	243		-	30,243

Related party advances	1,947	152		-	2,099

Net Cash Used by Operating Activities	-	-		-	-

Cash and cash equivalents, beginning of period	-	-		-	-

Cash and cash equivalents, end of period	$-	$-		$-	$-

Notes to Unaudited Pro Forma Condensed Financial Information

Note 1 - Basis of presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed financial statements to give effect to the pro forma events that are (i) directly attributable to the reverse merger transaction between the Company ("accounting acquirer") and Cannabis Leaf Incorporated ("accounting acquire"), (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed statement of operations, expected to have a continuing impact on the results following the reverse merger.

Note 2 - The transaction

On March 6, 2018 an AGREEMENT AND PLAN OF MERGER (the "Agreement") was made and entered into as of March 6, 2018 by and among Apotheca Biosciences, Inc. a Nevada Corporation ("Apotheca") and Cannabis Leaf, Inc., a Nevada corporation ("CLI").  Certain other capitalized terms used in this agreement are defined in Exhibit A attached hereto.

The respective Boards of Directors of CLI and Apotheca have determined that it is in the best interest of each company and its respective stockholders to consummate the business combination transaction provided for in the agreement in which Apotheca would merge with and into CLI (the "Merger"), with Apotheca as the surviving entity post-Merger, upon the terms and subject to the conditions set forth herein; the respective Boards of Directors of CLI and the Apotheca have approved this Agreement, the Merger, and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement in accordance with the Nevada Revised Statutes regarding business combinations or merger  ("NRS"), and their respective corporate documents; Each of CLI and Apotheca desires to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe various conditions to the consummation thereof; and for federal income tax purposes, the parties intend that the Merger shall qualify as reorganization under the provisions of Section 368(a)(1)(B) of the Code.

Upon the terms and subject to the conditions set forth in the Agreement, and in accordance with the NRS, Apotheca shall be merged with and into CLI at the Effective Time of the Merger (as defined in Section 1.3).  Also at the Effective Time, Apotheca shall continue as the surviving corporation (the "Surviving Corporation") as a business combination under Nevada law and shall succeed to and assume all the rights, properties, liabilities and obligations of CLI in accordance with the NRS.
Note 3 - Pro forma adjustments
The following adjustments have been reflected in the unaudited pro forma condensed financial information:
(a)
Since CLI has no assets and limited operating activity, it is viewed a nonoperating public shell corporation. Since a public shell reverse acquisition is viewed as a capital transaction in substance, it is accounted for a reverse acquisition equivalent to the issuance of stock by the Company for the net monetary assets of the shell corporation accompanied by a recapitalization. The proforma adjustments to common stock and additional paid-in capital reflect this recapitalization.